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                                                                    EXHIBIT 99.1

PEPSI-COLA PUERTO RICO
BOTTLING COMPANY


FOR ADDITIONAL INFORMATION:

JOHN BIERBAUM
CHIEF FINANCIAL OFFICER
PEPSI-COLA PUERTO RICO BOTTLING COMPANY
(612) 661-3830

ROBIN WEINBERG
PEPSI-COLA PUERTO RICO BOTTLING COMPANY'S
INVESTOR RELATIONS DESK
(212) 688-7931


           PEPSI-COLA PUERTO RICO BOTTLING COMPANY ANNOUNCES START UP
                    OF PRODUCTION FOLLOWING HURRICANE GEORGES

Toa Baja, Puerto Rico, October 7, 1998 - Pepsi-Cola Puerto Rico Bottling Company (NYSE: PPO) today announced that electrical and water service has been restored to its plants and that it has resumed production of soft drinks. Production returned to pre-storm levels on October 6. Although delivery is impeded due to conditions on the island, the Company is shipping products throughout its distribution network.

The Company closed its facilities on September 21, 1998 in anticipation of the storm and its production of soft drinks was disrupted due to a lack of electricity and water. The Company's manufacturing plants and delivery vehicles were not materially damaged.

Pepsi-Cola Puerto Rico Bottling Company distributes and markets PepsiCo and other soft drink products, fruit juice products under the Welch trademark, All Sport isotonic drinks and Cristalia water within Puerto Rico. Founded in 1987, Pepsi-Cola Puerto Rico Bottling Company is the first Carribean soft drink bottler to list its shares on the New York Stock Exchange.

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